Exhibit 10.1

Analogic Corporation

Annual Incentive Plan for Fiscal Year 2010

Employee:		Supervisor:
Title:		Business Unit:	Corporate
Plan Year:	8/1/09 - 7/31/10	Target Level (% of salary):

Congratulations! Analogic Corporation (the “Company”) has selected you to participate in its Annual Incentive Plan (the “Plan”) for fiscal year 2010. A summary of the terms of the Plan, as it applies to you, is shown below*:

1.	Eligibility to Earn an Award

You will be eligible to earn an award under the Plan if all of the following conditions apply:

(a)	Analogic achieves at least 53% of its Non-GAAP Earnings per Share (EPS) budget for fiscal year 2010;

(b)	you have received a performance rating of 3.0 or higher on your performance evaluation during the regular annual review process for fiscal year 2010; and

(c)	you are an employee of the Company on the date of the payment of the award,** or your employment is terminated involuntarily on or after February 1, 2010 and you are eligible for Severance Benefits.

2.	Performance Factors (see attachment)

The Target Level for your award is listed above. Your actual award may be greater or less than the Target Level, depending on the Company’s performance for the Plan year. If you are eligible to receive an award, your final award amount will be determined based upon the following performance factors:

(a)	Analogic Non-GAAP EPS - 70% of your award shall be determined by Analogic’s year-end results for Non-GAAP EPS relative to budget for fiscal year 2010.

(b)	Analogic Revenue - 30% of your award shall be determined by Analogic’s year-end results for Revenue relative to budget for fiscal year 2010.

3.	Determining Your Award

(a)	Your award will be equal to your Target Level multiplied by your Eligible Base Earnings, adjusted for the actual performance measures relative to budget attained for 2010. “Eligible Base Earnings” means total base salary payments (including vacation, sick, and holiday pay) made through Company payroll for the Plan year. Payments made to employees during approved medical leaves of absence are excluded.

(b)	Actual awards will range from 0 to two (2) times the Target Level for the performance factors. For Corporate VP’s and General Managers, amounts in excess of the Target Level will be paid 50% in cash and 50% in stock.

(c)	If you are not eligible for an award for the entire 2010 fiscal year or if your Target Level changes during the Plan year, your award will be prorated based on the number of months that you were eligible to receive the award.

This document is not an employment agreement, and terms of employment are unaffected because of this document. The Company reserves the right to adjust awards up or down in its discretion based on exceptional circumstances. If Analogic Non-GAAP EPS is less than 53% of budget, no awards will be earned under this Plan.

My signature represents my receipt of the terms and understanding of this plan.

Name	Date

*	For more information concerning the Plan, please contact the Human Resources Department.
**	Because payment of an award under the Plan is determined in part upon the Company’s performance during the 2010 Fiscal Year, the payment date of any award will be after the completion of fiscal year 2010, as determined in the sole discretion of the Company’s Compensation Committee.

Analogic Corporation

Annual Incentive Plan for Fiscal Year 2010

Target Level (% of Salary):		Annual Salary as of:

Target Bonus as of:

Performance Factors

Analogic Non-GAAP EPS:	70% of award	Target Amount as of:

Analogic Revenue:	30% of award	Target Amount as of:

If you are eligible to receive an award under the Plan, the following charts describe how the amount of your award will be determined based upon the Company’s financial performance.

a.	Analogic Non-GAAP Earnings per Share vs. Fiscal Year 2010 Budget

% of Budget	< 80% of Budget	80% of Budget	90% of Budget	100% of Budget	110% of Budget	133% of Budget

% of Target	0%	25%	50%	100%	125%	200%

Award Amount

Revenue vs. Fiscal Year 2010 Budget

% of Budget	< 97.5% of Budget	97.5% of Budget	100% of Budget	106.2% of Budget

% of Target	0%	25%	100%	200%

Award Amount

•	Amounts earned in excess of the year-end Target Bonus will be paid 50% in cash and 50% in stock.

•	Intermediate results on above financial measures will be interpolated.

•	If Analogic Non-GAAP EPS is <53% of budget, no awards will be earned under the plan

•

Your target bonus, and all variations thereof, are based on a full fiscal year in your current position and will be prorated to reflect the actual amount of time you are in your current role during fiscal 2010. See Section 3(c) of this document.